FILED - Oklahoma Secretary of State #1912567064 09/28/2020

09/28/2020 04:21 PM
OKLAHOMA SECRETARY OF STATE
SOS
46503710002 STATE

AMENDED
CERTIFICATE OF INCORPORATION
(AFTER RECEIPT OF PAYMENT FOR STOCK)
Oklahoma Corporation

Filing Fee: Minimum $50.00

PLEASE NOTE:

- The **filing fee** is a **MINIMUM** of **$50.00**. If the total authorized capital (the number of shares multiplied by the par value) **is increased** in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10th of 1%) or $1.00 per $1,000.00 of such increase.

I hereby execute the following articles for the purpose of amending an Oklahoma corporation's certificate of incorporation pursuant to the provisions of Title 18, Section 1077:

- The corporation is a Benefit Corporation (Title 18, Section 1202): **(check one)** **Yes** ☐ **No** ☑

1. A) Name of the corporation:
   INLAND MID-CONTINENT CORPORATION

   B) **AS AMENDED:** Name of the corporation:
   (No Change)

(**Note:** The new name of the corporation **shall** contain one of the words **association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate, limited** or any abbreviations thereof, with or without punctuation, which shall be such as to distinguish it upon the records in the Office of the Secretary of State.)

2. **AS AMENDED: NAME** and street address of the registered agent for service of process in the state of Oklahoma:
   - The registered agent **shall** be the corporation itself, an individual resident of Oklahoma, **or** a domestic or qualified foreign corporation, limited liability company, or limited partnership.

(No Change)

Name	Street Address (P.O. BOXES ARE NOT ACCEPTABLE)	City	State	Zip Code	County
			Oklahoma		

3. **E-MAIL** address of the primary contact for the registered business:
   wdeoil@aol.com

RECEIVED OK SEC. OF STATE SEP 28 2020

4. Duration of the corporation is **perpetual**, unless otherwise stated: (No Change)

5. **AS AMENDED**: Nature of the business or **purposes** to be conducted or promoted by the corporation:

- ❖ It shall be sufficient to state, either alone or with other businesses or purposes, that the purpose of the corporation is to **engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma.**

(No Change)

6. **AS AMENDED**: Total number of shares which the corporation shall have the authority to issue, designation of each class and each series, if any, and par value of the shares of each class and/or series:

- ❖ The par value per share is a dollar ($) amount and is also used for the calculation of the total filing fee.

CLASS	**NUMBER OF SHARES**	**SERIES (If any)**	**PAR VALUE PER SHARE (Or, if without par value, so state)**
COMMON	100,000,000		$0.00001
PREFERRED			

7. Set forth clearly any and all amendments to the certificate of incorporation:

This amendment to the certificate of incorporation only amends the number of shares authorized to be issued to 100,000,000 shares and the par value per share to $0.00001, with the authorized capital being $1,000.

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the proposed amendment(s) to the Certificate of Incorporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which the necessary number of shares as required by Oklahoma Statute voted in favor of the amendment(s).

The amended certificate of incorporation <u>must</u> be signed by an authorized officer of the corporation.

Signed this 17th **day of** September, 2020 **by:**

[Signature]

Signature

Jeffrey Steinke, Assistant Secretary

Printed Name and Title

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

CERTIFICATE OF INCORPORATION

WHEREAS, the Certificate of Incorporation of

INLAND MID-CONTINENT CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the city of Oklahoma City this 15th day of July, 2016.

Secretary of State